UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  September 11, 2009 (September 4, 2009)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)		14303
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2009, the Council of the Seneca Nation of Indians appointed Robert Mele and Mark Halftown to serve as Term A directors of Seneca Gaming Corporation (the “Corporation”), for terms expiring as of the annual meeting of the Corporation’s Board of Directors in calendar year 2012 and Ina Locke, Richard K. Nephew and Karen Karsten to serve as Term C directors of the Corporation, for terms expiring as of the annual meeting of the Board of Directors in calendar year 2011.  A determination as to whether the appointees will serve on any committees of the Board of Directors has not yet been made.

Effective September 11, 2009, Messrs. Mele, Halftown and Nephew and Mses. Karsten and Locke assumed the positions on the Board of Directors previously held by Barry Snyder, Sr., who resigned in March 2009, and Chairman Cochise Redeye, Maurice John, Sr., Maribel Printup and Gloria Heron, whose terms had expired but who had continued to serve on the Board of Directors until their successors were duly appointed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION

Date: September 11, 2009	/s/ Catherine Walker
	Name:	Catherine Walker
	Title:	Chief Operating Officer